Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Fidelity Summer Street Trust of our report dated October 9, 2020, relating to the financial statements and financial highlights, which appear in Fidelity Export and Multinational Fund’s Annual Report on Form N-CSR for the year ended August 31, 2020 and of Fidelity Hastings Street Trust of our report dated August 11, 2020, relating to the financial statements and financial highlights, which appear in Fidelity Fund’s Annual Report on Form N-CSR for the year ended June 30, 2020. We also consent to the references to us under the headings “Additional Information About the Funds”, “Experts”, “Representations and warranties of the acquired fund” and “Representations and warranties of the acquiring fund” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated August 29, 2020 for Fidelity Fund and October 30, 2020 for Fidelity Export and Multinational Fund, which are also incorporated by reference in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Boston, Massachusetts February 16, 2021